Exhibit 24
POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Ian K. Walsh and Robert D. Starr and each of them as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Kaman Corporation or otherwise) the Annual Report on Form 10-K of Kaman Corporation respecting its fiscal year ended December 31, 2020 and any and all amendments thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

    IN WITNESS WHEREOF, the undersigned have executed this instrument as of the dates indicated.

February 21, 2021	/s/ Aisha M. Barry
Date

February 22, 2021	/s/ E. Reeves Callaway III
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February 21, 2021	/s/ Karen M. Garrison
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February 22, 2021	/s/ A. William Higgins
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February 21, 2021	/s/ Neal J. Keating
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February 21, 2021	/s/ Scott E. Kuechle
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February 21, 2021	/s/ Michelle J. Lohmeier
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February 22, 2021	/s/ George E. Minnich
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February 21, 2021	/s/ Jennifer M. Pollino
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February 21, 2021	/s/ Thomas W. Rabaut
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February 21, 2021	/s/ Ian K. Walsh
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